Exhibit 99.1

Stryker completes acquisition of K2M

Kalamazoo, Michigan - November 9, 2018 - Stryker (NYSE: SYK) has completed the previously announced acquisition of K2M Group Holdings, Inc., a global leader of complex spine and minimally invasive solutions.
"K2M's broad product portfolio and robust pipeline complement Stryker’s established leadership in the spine and neurotechnology markets," said Spencer S. Stiles, Group President, Neurotechnology, Instruments and Spine. "We believe that our combined businesses will offer innovative solutions for our customers while expanding our global footprint.”

Forward-looking statements
This press release contains information that includes or is based on forward-looking statements within the meaning of the federal securities law that are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures, including cost-containment measures that could adversely affect the price of or demand for our products; changes in foreign exchange markets; legislative and regulatory actions; unexpected charges or expenses in connection with the acquisition of K2M; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; potential supply disruptions; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the ultimate total cost with respect to the Rejuvenate and ABG II recall matter; the impact of investigative and legal proceedings and compliance risks; resolution of tax audits; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; changes in the competitive environment; our ability to integrate acquisitions, including the acquisition of K2M; and our ability to realize anticipated cost savings. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Stryker is one of the world’s leading medical technology companies and, together with its customers, is driven to make healthcare better. The company offers innovative products and services in Orthopaedics, Medical and Surgical, and Neurotechnology and Spine that help improve patient and hospital outcomes. More information is available at www.stryker.com.

Contacts
For investor inquiries please contact:
Katherine A. Owen, Stryker, 269-385-2600 or katherine.owen@stryker.com
For media inquiries please contact:
Yin Becker, Stryker, 269-385-2600 or yin.becker@stryker.com